UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2015

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 19, 2015, the Federal Home Loan Bank of San Francisco (the “Bank”) issued a news release announcing its operating results for the year ended December 31, 2014, and the fourth quarter of 2014, the declaration of a cash dividend on the capital stock outstanding during the fourth quarter of 2014, and the Bank's plan to repurchase up to $750 million in excess capital stock on March 20, 2015. A copy of the news release is included as Exhibit 99.1 to this report. A copy of the Bank's member communication regarding the Bank's plan to repurchase excess capital stock is included as Exhibit 99.2 to this report. The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to Item 2.02 of this report and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On February 19, 2015, the Bank announced the declaration of a cash dividend on the capital stock outstanding during the fourth quarter of 2014 and the Bank's plan to repurchase $750 million in excess capital stock on March 20, 2015. The news release and member communication set forth above in Item 2.02 are hereby incorporated into Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated February 19, 2015, issued by the Federal Home Loan Bank of San Francisco
	99.2	Bulletin No. 1469 (Partial Repurchase of Excess Capital Stock) dated February 20, 2015, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 20, 2015	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer